UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): December 20, 2013

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ------------------------------------------------ (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The following information is furnished pursuant to Regulation FD.

Emerson 3-Month Orders Growth*
(Percentage change versus prior year; trailing 3-month averages, excluding acquisitions and divestitures)

	September ‘13	October '13	November '13
Process Management	0 to +5	0 to +5	0 to +5
Industrial Automation	+5	0 to +5	-5 to 0
Network Power*	0 to +5	+5	+5 to +10
Climate Technologies	+5	+5	+5
Commercial & Residential Solutions	+5 to +10	0 to +5	0 to +5
Total Emerson*	0 to +5	0 to +5	0 to +5

*Excludes the embedded computing and power business, 51 percent of which was divested as of November 22, 2013.

November 2013 Orders Comments

Trailing three-month orders continued to reflect slightly improving macroeconomic conditions and a cautious business investment outlook. Underlying orders growth improved slightly from last month and remained between 3 and 4 percent, consistent with recent trends, with the increase led by Process Management and Network Power. Currency translation was negligible.

Process Management order trends remained steady, as global demand in the oil, gas, power and chemical industries supported continued growth. Strong market conditions in North America, Asia and Latin America were partially offset by slower demand in Europe and Middle East/Africa. Currency translation deducted 1 percentage point, primarily due to backlog revaluation.

Industrial Automation orders declined slightly, with mixed trends among businesses, reflecting an uneven recovery in global industrial goods markets. The power generating alternators business was weakest, as recent favorable momentum stalled, with the electrical drives and renewable energy businesses also soft. Growth in the electrical distribution, materials joining and fluid automation businesses offset most of the decrease.

Network Power orders continued to reflect improving trends, led by strong demand for data center and telecommunications infrastructure in Asia and in the inbound power business. Order growth in Europe slowed but increased slightly, and market conditions in North America remained soft.

Climate Technologies orders remained consistent with recent trends, as robust demand in global refrigeration markets and continued recovery in the Europe air conditioning business led to moderate growth. Strong orders in China supported low growth in Asia, while market conditions in North America slowed.

Commercial & Residential Solutions order trends reflected continued demand in U.S. residential markets. Growth was led by the professional tools and food waste disposers businesses, partially offset by declines in the storage businesses.

Upcoming Investor Events

On Tuesday, February 4, 2014, Emerson will report first quarter 2014 results. Management will discuss the results during a conference call at 2:00 p.m. ET the same day. Access to a live webcast of the discussion will be available at www.emerson.com/financial at the time of the call. A replay of the conference call will remain available for approximately three months.

On Thursday, February 13, 2014, Emerson will host its annual investor conference in Boston from 9:00 a.m. to approximately 12:30 a.m. ET. Access to a live webcast of the presentation will be available at www.emerson.com/financial at the time of the event. A replay of the conference will remain available for approximately three months.

Forward-Looking and Cautionary Statements

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, protection of intellectual property, and competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date:	December 20, 2013	By:	/s/ John G. Shively
John G. Shively Assistant General Counsel and Assistant Secretary